EXHIBIT 10.13

Stock Unit Grant

Sun Healthcare Group, Inc.
2004 Equity Incentive Plan

Name of Grantee:                    [______]

Number of Stock Units:          [______]

Date of Grant:                          [______], 2007

Vesting:                                   The units shall become vested as follows if you are employed by Sun Healthcare Group, Inc. or its subsidiaries on the applicable vesting date: (i) 25% of the units shall vest on each of the following anniversaries of the Date of Grant: 13 months, 24 months, 36 months, and 48 months, subject in each case to the Terms; and (ii) the units shall become vested in full upon the date of a Change in Control (as defined in the Terms).

By signing your name below, you accept this stock unit award and acknowledge and agree that the units are granted under and governed by the terms and conditions (collectively, the “Terms”) of the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan and the Stock Unit Agreement, both of which are hereby made a part of this document.

“GRANTEE” _________________________________ Signature _________________________________ Address _________________________________ City, State, Zip Code	SUN HEALTHCARE GROUP, INC., a Delaware corporation __________________________________ By: Richard K. Matros Its: Chief Executive Officer

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this award agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

__________________________________                                  ______________________
Signature of Spouse                                                                                    Date

Stock Unit Agreement

Sun Healthcare Group, Inc.
2004 Equity Incentive Plan

1. Stock Units. As used herein, a “Stock Unit” is a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent in value to one outstanding share of Common Stock of the Corporation. The Stock Units shall be used solely as a device for the determination of any payment to eventually be made to the Grantee if and when such Stock Units vest pursuant to Section 2.

The Stock Units create no fiduciary duty to the Grantee and shall create only a contractual obligation on the part of the Corporation to make payments, subject to vesting and the other terms and conditions hereof, as provided in Sections 4 and 6 below. The Stock Units shall not be treated as property or as a trust fund of any kind. No assets have been secured or set aside by the Corporation with respect to the Award and, if amounts become payable to the Grantee pursuant to this Award Agreement, the Grantee’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Corporation.

2. Vesting. As set forth on the cover page of this Award Agreement, the Award shall vest in percentage installments, subject to earlier termination or acceleration and subject to adjustment as provided herein and in the Plan.

3. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation or any Subsidiary, affects the Grantee’s status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee under any written employment agreement with the Corporation.

4. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 4(b) hereof with respect to Dividend Equivalents) and no voting rights with respect to the Stock Units or any shares of Common Stock issuable in respect of such Stock Units, until shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

(b) Dividend Equivalent Distributions. No later than sixty (60) days following each date that the Corporation pays an ordinary cash dividend on its outstanding Common Stock (if any ordinary cash dividends are paid), for which the related record date occurs after the Award Date and prior to the fourth anniversary of the Award Date, the Corporation shall make a cash payment to the Participant (or, in the Committee’s discretion, shall credit the Participant with additional Stock Units) equal to, subject to the tax withholding provisions of Section 9 hereof and Section 17 of the Plan, the amount of the ordinary cash dividend paid by the Corporation on a single share of Common Stock multiplied by the number of Stock Units subject to this Award Agreement outstanding and unpaid as of such record date (“Dividend Equivalents”).

5. Restrictions on Transfer. Prior to the time the Stock Units are vested and paid, neither the Stock Units comprising the Award nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

6. Timing and Manner of Payment of Stock Units. Stock Units subject to this Award Agreement shall be paid in an equivalent number of shares of Common Stock promptly after the vesting of such Stock Units in accordance with the terms hereof; provided, however, that the Committee may provide for all or a portion of such vested Stock Units to be paid in cash. Such payment shall be subject to the tax withholding provisions of Section 9 hereof and Section 17 of the Plan and subject to adjustment as provided in Section 12 of the Plan and shall be in complete satisfaction of such vested Stock Units. The Grantee or any other person entitled under the Plan to receive a payment of shares of Common Stock shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 18 of the Plan.

Notwithstanding the foregoing paragraph, the Grantee may elect, prior to the year in which a Stock Unit may vest and in accordance with rules prescribed the Committee, not to receive payment upon the vesting of such Stock Unit and instead have the Corporation continue to maintain such Stock Unit on its books of account. Subject to approval by the Committee, the value of any such deferred Stock Unit shall be payable as elected by the Grantee at the time of the deferral.

7. Effect of Termination of Employment or Services. The Grantee’s Stock Units shall be forfeited to the extent such units have not become vested upon the first date the Grantee is no longer employed by or providing services to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of such employment or services, whether with or without cause, voluntarily or involuntarily. If the Grantee is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Grantee for purposes of this Award Agreement, unless the Grantee otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event. If the Grantee is not an employee or director of the Corporation or a Subsidiary, the Committee shall be the sole judge for purposes of this Award Agreement whether the Grantee continues to render services to the Corporation or a Subsidiary and the date, if any, upon which such services shall be deemed to have terminated.

8. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 12 of the Plan, the Committee will make adjustments if appropriate in the number of Stock Units contemplated hereby and the number and kind of securities that may be issued in respect of the Award.

9. Tax Withholding. The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its affiliates may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the Stock Units. The Corporation may, in its sole discretion, withhold a sufficient number of shares of Common Stock in connection with the vesting of the Stock Units at the then Fair Market Value of the Common Stock (determined either as of the date of such withholding or as of the immediately preceding trading day, as determined by the Corporation in its discretion) to satisfy the amount of any such withholding obligations that arise with respect to the vesting of such Stock Units. The Corporation may take such action(s) without notice to the Grantee and shall remit to the Grantee the balance of any proceeds from withholding such shares in excess of the amount reasonably determined to be necessary to satisfy such withholding obligations. The Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner. If, however, any withholding event occurs with respect to the Stock Units other than the vesting of such units, or if the Corporation for any reason does not satisfy the withholding obligations with respect to the vesting of the Stock Units as provided above in this Section 9, the Corporation shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.

10. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Grantee is no longer an employee of the Corporation or one of its Subsidiaries, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

11. Plan. The Award and all rights of the Grantee under this Award Agreement are subject to, and the Grantee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Award Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Grantee agrees to be bound by the terms of the Plan and of this Award Agreement. The Grantee acknowledges reading and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Corporation’s Board of Directors (the “Board”) or the Committee do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

12. Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 22 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15. Governing Law. This Award Agreement and the rights of the parties hereunder with respect to the Award shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.